UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2009

Cole Credit Property Trust III, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-149290	26-1846406
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 22, 2009, Cole WG Fredericksburg VA, LLC (“Cole WG Fredericksburg”), Cole WG South Yale Avenue (Tulsa) OK, LLC (“Cole WG South Yale”), Cole WM Albuquerque NM, LLC (“Cole WM Albuquerque”), and Cole MT Las Vegas NV, LLC (“Cole MT Las Vegas”) (each, a “Borrower” and collectively, the “Borrowers”) received mortgage loans from Aviva Life and Annuity Company (“Aviva”) in the aggregate amount of approximately $29.9  million (the “Aviva Loans”). Each Borrower is a single-member Delaware limited liability company wholly-owned by Cole REIT III Operating Partnership, LP (“CCPT III OP”), the operating partnership of Cole Credit Property Trust III, Inc. (the “Company”). The Aviva Loans are collateralized by two single-tenant commercial properties leased to Walgreen Co. located in Fredericksburg, Virginia and Tulsa, Oklahoma and three parcels of land, one of which is ground leased to Wal-Mart Stores East, LP in Albuquerque, New Mexico, one of which is ground leased to Wal-Mart Real Estate Business Trust in Las Vegas, Nevada, and one of which is ground leased to Lowe’s HIW, Inc. in Las Vegas, Nevada (collectively, the “Aviva Loans Collateral”). The aggregate purchase price of the Aviva Loans Collateral was approximately $54.8 million.

The Aviva Loans, which are cross-defaulted and cross-collateralized with one another, bear interest at a fixed rate of 6.45% per annum and are interest-only for the first 24 months of the loan term.  Thereafter, principal and interest payments are based on a 25-year amortization schedule, with any remaining principle amounts due upon the maturity date.  All of the Aviva Loans mature on March 31, 2013, except for the Las Vegas Loan which matures on January 1, 2013.

The Aviva Loans may be prepaid in whole, but not in part, on any scheduled payment date upon 30-days prior written notice and the payment of a prepayment premium equal to the greater of (i)1% of the outstanding loan balance and (ii) yield maintenance.   Because the Aviva Loans are cross-defaulted and cross-collateralized with one another, the prepayment of any Aviva Loan is conditioned on the other Aviva Loans also being prepaid and there are no provisions for partial releases of Aviva's mortgage lien. The Aviva Loans are generally non-recourse to the Borrowers and CCPT III OP, but all are liable for customary non-recourse carve-outs.

In connection with the Aviva Loans, the Company paid its advisor, Cole REIT Advisors III, LLC, a finance coordination fee equal to approximately $299,000.

Upon the occurrence of an event of default, interest on the Aviva Loans will accrue at an annual default interest rate equal to the lesser of 12% per annum or the highest rate permitted by the state law governing the loan.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

10.1	First Mortgage, Security Agreement and Fixture Filing, dated as of June 22, 2009, by and between Cole WM Albuquerque NM, LLC and Aviva Life and Annuity Company.
10.2	Junior Mortgage, Security Agreement and Fixture Filing, dated as of June 22, 2009, by and between Cole WM Albuquerque NM, LLC and Aviva Life and Annuity Company.
10.3	Promissory Note, dated June 22, 2009, by and between Cole WM Albuquerque NM, LLC and Aviva Life and Annuity Company.
10.4	First Deed of Trust, Security Agreement and Fixture Filing, dated as of June 22, 2009, by and between Cole MT Las Vegas NV, LLC and Aviva Life and Annuity Company.
10.5	Promissory Note, dated June 22, 2009, by and between Cole MT Las Vegas NV, LLC and Aviva Life and Annuity Company.
10.6	First Mortgage, Security Agreement and Fixture Filing, dated as of June 22, 2009, by and between Cole WG South Yale Avenue (Tulsa) OK, LLC and Aviva Life and Annuity Company.
10.7	Promissory Note, dated June 22, 2009, by and between Cole WG South Yale Avenue (Tulsa) OK, LLC and Aviva Life and Annuity Company.
10.8	First Deed of Trust, Security Agreement and Fixture Filing, dated June 22, 2009, by and between Cole WG Fredericksburg VA, LLC and Aviva Life and Annuity Company.
10.9	Promissory Note, dated June 22, 2009, by and between Cole WG Fredericksburg VA, LLC and Aviva Life and Annuity Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 26, 2009	COLE CREDIT PROPERTY TRUST III, INC.
	By:	/s/ D. Kirk McAllaster, Jr.
	Name:	D. Kirk McAllaster, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

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